SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2017, Wabash National Corporation (the “Company,” “Wabash” or “we”) entered into Amendment No. 5 to Credit Agreement (“Amendment No. 5”), which amends the Credit Agreement, dated as of May 8, 2012 (the “Credit Agreement”), among the Company, the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent for the purpose of, among other things, reducing the interest margin applicable to loans under the Credit Agreement by 0.50%.

As of November 17, 2017, there was $188,049,185.91 of outstanding loans under the Credit Agreement, all of which were represented by Tranche B-3 Loans. Under Amendment No. 5, the lenders agreed to provide to the Company new term loans (the “Tranche B-4 Loans”) in the same aggregate principal amount as the outstanding Tranche B-3 Loans. Such Tranche B-4 Loans were used to refinance the outstanding Tranche B-3 Loans. As was the case with the Tranche B-3 Loans, the Tranche B-4 Loans mature on March 19, 2022, subject to certain springing maturity events. The Tranche B-4 Loans will amortize in equal quarterly installments in aggregate amounts equal to 0.25% of the initial principal amount of the Tranche B-4 Loans, with the balance payable at maturity, and will bear interest at a rate, at the Company’s election, equal to (i) LIBOR (subject to a floor of 0%) plus a margin of 2.25% or (ii) a base rate (subject to a floor of 0%) plus a margin of 1.25%.

Amendment No. 5 also provides for a 1% premium applicable to prepayments in the event that the Company enters into a refinancing of, or amendment in respect of, the Tranche B-4 Loans on or prior to the six-month anniversary of the effective date of Amendment No. 5 that, in either case, results in the all-in yield (including, for purposes of such determination, the applicable interest rate, margin, original issue discount, upfront fees and interest rate floors, but excluding any customary arrangement, structuring, commitment or underwriting fees) of such refinancing or amendment being less than the all-in yield (determined on the same basis) on the Tranche B-4 Loans.

Except as amended by Amendment No. 5, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5 which is attached to this Current Report as Exhibit 10.1.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in this Item 2.03 by reference. As of November 17, 2017, after taking into account entering into Amendment No. 5, the Company will have obligations outstanding of $188,049,185.91 under the Credit Agreement as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 5 to Credit Agreement, dated November 17, 2017, among Wabash National Corporation, the other credit parties party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and each lender party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: November 22, 2017	By:	/s/ Jeffery L. Taylor
Jeffrey L. Taylor
Senior Vice President and Chief Financial Officer

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